EXHIBIT D-4

                                                                   July 25, 2002

                              Amended and Restated
                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     Between
           First Focus Funds, Inc. (formerly First Omaha Funds, Inc.)
                                       and
                          First National Bank of Omaha
                          dated as of December 20, 1994

NAME OF COMPANY                               COMPENSATION*                         DATE
---------------                               -------------                         ----
First Focus Core Equity Fund                  Annual rate of seventy-               December 20, 1994
                                              five one-hundredths of
                                              one percent (.75%) of the
                                              average daily net assets
                                              of such Company

First Focus Short/                            Annual rate of fifty                  December20, 1994
Intermediate Bond Fund                        one-hundredths of
                                              one percent (.50%) of the
                                              average daily net assets
                                              of such Company

First Focus Bond Fund                         Annual rate of sixty                  December 20, 1994
                                              one-hundredths of one
                                              percent (.60%) of the
                                              average daily net assets
                                              of such Company

First Focus U.S. Government                   Annual rate of twenty-five            December 20, 1994
Money Market Fund                             one-hundredths of one
Company                                       percent (.25%) of the
                                              average daily net assets
                                              of such Company

---------------
   *  All fees are computed daily and paid monthly

First Focus Small Company                     Annual rate of eighty-five            December 5, 1995
Fund                                          one-hundredths of one
                                              percent (.85%) of the
                                              average daily net assets
                                              of such Company

First Focus Balanced Fund                     Annual rate of seventy-five           June 4, 1996
                                              one-hundredths of one
                                              percent (.75%) of the
                                              average daily net assets
                                              of such Company

First Focus Income Fund                       Annual rate of sixty                  March 9, 2001
                                              one-hundredths of one
                                              percent (.60%) of the
                                              average daily net assets
                                              of such Company

First Focus Nebraska Tax-Free                 Annual rate of seventy                March 9, 2001
Fund                                          one-hundredths of one
                                              percent (.70%) of the
                                              average daily net assets
                                              of such Company

First Focus International Equity              Annual rate of  one                   June 4, 1996
Fund                                          percent (1.00%) of the
                                              average daily net assets
                                              of such Company

                                    FIRST FOCUS FUNDS, INC.

                                    By: /s/ DAVID P. GREER
                                        ----------------------------------------
                                    Name:  David P. Greer
                                    Title: President


                                    FIRST NATIONAL BANK OF OMAHA (acting through its division, FNB Fund Advisors)

                                    By: /s/ STEPHEN FRANTZ
                                        ----------------------------------------
                                    Name:  Stephen Frantz
                                    Title: Chief Investment Officer
                                           FNB Fund Advisors

---------------
   *  All fees are computed daily and paid monthly

                                                             Dated July 25, 2002

                              Amended and Restated
                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     Between
           First Focus Funds, Inc. (formerly First Omaha Funds, Inc.)
                                       and
                      FNC Fund Advisors (formerly FNC Trust
                                  Group, N.A.)
                          dated as of February 3, 1998

NAME OF COMPANY                               COMPENSATION*                               DATE
---------------                               -------------                               ----
First Focus Growth                            Annual rate of seventy-five                 February 3, 1998
Opportunities Fund                            one-hundredths of one
                                              percent (.75%) of the
                                              average daily net assets
                                              of such Company

First Focus Colorado                          Annual rate of seventy                      March 9, 2001
Tax-Free Fund                                 one-hundredths of one
                                              percent (.70%) of the
                                              average daily net assets
                                              of such Company

                                       FIRST FOCUS FUNDS, INC.

                                       By: /s/ DAVID P. GREER
                                          --------------------------------------
                                       Name:  David P. Greer
                                       Title: President


                                       FNC FUND ADVISORS (a division of First
                                       National Bank of Omaha)

                                       By: /s/ DAVID JORDAN
                                          --------------------------------------
                                       Name:  David Jordan
                                       Title: Chief Investment Officer

---------------
   *  All fees are computed daily and paid monthly